Exhibit 10.12

TRUST AGREEMENT
FOR ALLIANT TECHSYSTEMS INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN
FIRST AMENDMENT
This FIRST AMENDMENT to the Trust Agreement for Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan (the “Trust Agreement”) is entered into as of this 28th day of January 2013 by Alliant Techsystems Inc., as grantor, (“ATK”) and U.S. Bank National Association, as trustee (the “Trustee”).
ATK and the Trustee entered into the Trust Agreement as of January 1, 2003; Section 9.1 of the Trust Agreement provides, inter alia, that the Trust Agreement can be amended by a written instrument executed by ATK and the Trustee; and the Trust Agreement has never been amended.
ATK wishes to amend the Trust Agreement to clarify and streamline the administrative process by which benefits can be paid to participants from the trust fund under the Trust Agreement.
ATK hereby certifies that no Change of Control (as defined in Section 1.3 of the Trust Agreement) has occurred as of the date first written above.
Effective as of the date first written above, Section 6.5 is hereby amended to add a new Section 6.5(c) to read as follows:
“(c)    upon receipt of a written certification from ATK (or, after a Change of Control, from the independent public accountants for ATK) on or before January 31st of any year that ATK paid a specified dollar amount of benefits directly to Participants or their Beneficiaries as they became due under the terms of the Plan (pursuant to Section 6.1 hereof) within the prior calendar year, the Trustee shall distribute such specified dollar amount to ATK as a reimbursement for such direct payments.”
In all respects not amended, the Trust Agreement is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized officers as of the date first written above.

ALLIANT TECHSYSTEMS INC.
By: /s/Judith Mares
Judith Mares
Title:    Chief Investment Officer
U.S. BANK NATIONAL ASSOCIATION
By:    /s/ Nic Malone
Nic Maylone
Title:    Vice President and Relationship Manager